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                                                                EXHIBIT 23(a)(i)

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Sherwin-Williams Company 1997
Stock Plan for Nonemployee Directors of our report dated January 23, 1997 (except for Note 17, as to which the date is January 29, 1997) with respect to the consolidated financial statements and schedule of The Sherwin-Williams Company included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



Cleveland, Ohio                                   ERNST & YOUNG LLP
April 21, 1997